Exhibit 99.1

TRON INC. REPORTS FIRST QUARTER 2026 RESULTS

Winter Park, Florida, May 11, 2026 – Tron Inc. (Nasdaq: TRON) (“Tron” or the “Company”), a Nasdaq listed company which has the largest treasury holdings of TRON (“TRX”) tokens, today announced financial results for the quarter ended March 31, 2026.

First Quarter 2026 Highlights

● Total assets increased to approximately $252.7 million as of March 31, 2026, compared to $211.4 million as of December 31, 2025.

● Digital asset holdings increased to approximately $225.1 million at fair value as of March 31, 2026.

● Net income for the first quarter of 2026 was $21,628,441, or $0.08 basic earnings per share and $0.05 fully diluted earnings per share, compared to a loss of $646,586 in the first quarter of 2025.

● Unrealized gain on digital asset investments totaled approximately $20.7 million during the quarter.

● Unrealized income from staking activities totaled approximately $3.0 million during the quarter.

● Shareholders’ equity increased to approximately $249.9 million as of March 31, 2026.

“Our first quarter results reflect the continued execution of our digital asset treasury strategy alongside the stability of our legacy merchandise business,” said Rich Miller, Chief Executive Officer of Tron Inc. “The appreciation of our TRX treasury holdings and the continued growth of staking-related value generation contributed significantly to our financial performance during the quarter.”

About Tron Inc.

Tron Inc. is a publicly traded company pioneering blockchain-integrated treasury strategies. As the public company with the largest TRON (TRX) tokens holdings, Tron Inc. is committed to transparency, and the adoption of decentralized finance for long-term value creation. In addition, through its wholly owned subsidiary, the Company designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of the Company’s products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. The products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts SeaWorld, Six Flags and other attractions.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements include, but are not limited to, statements regarding the Company’s continued expansion into blockchain-powered treasury holdings and long-term vision to build shareholder value through innovation and strategic leadership. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

For additional details, follow on X:

https://x.com/TRON_INC

Investor Relations Contact:

Tron Inc.

941 W. Morse Blvd., Suite 100

Winter Park, Florida 32789

(407) 230-8100